                                                        Exhibit 23.2



                       Consent of Ernst & Young LLP


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-59505) filed on June 19, 1995 and related Prospectus of State Street Boston Corporation for the registration of 2,986,111 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 1995 with respect to the consolidated financial statements of State Street Boston Corporation included in its current report on Form 8-K dated May 19, 1995, filed with the Securities and Exchange Commission.




                                      Ernst & Young LLP


Boston, Massachusetts
June 19, 1995